                                                                    Exhibit 4(i)
                                Amendment No. 3

                                       TO
                               NORAND CORPORATION
                         LONG-TERM PERFORMANCE PROGRAM
                         -----------------------------

     WHEREAS, Norand Corporation (the "Company") maintains the Norand Corporation Long-Term Performance Program (the "Plan"); and

     WHEREAS, amendment of the Plan is now deemed desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Compensation Committee of the Board of Directors of the Company under section 12(c) of the Plan, the Plan is hereby amended, effective February 1, 1996, subject to approval of the Company's stockholders, by substituting the following for the first sentence of paragraph 3(b) of the Plan:

          "The aggregate number of shares of Common Stock available under the Program is 1,250,000, subject to adjustment pursuant to Section 8."



                                      10